Exhibit 10.4

Yee Woo Paper Packaging (HK) Company Limited
Yee Woo Paper Industry (Shenzhen) Co., Ltd.
Address：No. 137, East Baoshi Road, Shuitian Community, Shiyan Street, Baoan District, Shenzhen City
Tel：0755-29519888	Fax：0755-29517788

P.O.No：	E2PAP210600003		Date:	2021-06-21
To：	VINA KRAFT PAPER CO,LTD	Purchase Order	Attn：	Van, Nguyen Than
Fax：			Tel：	84 283 526 9025-2

S/N	Description of Goods	Internal Paper Code	MM	(USD) Unit Price	Quantity	UOM	(USD) Amount
1	105G SIAM medium paper	MS-105-SM	1590	540.00	30.00	Ton	16200.00
2	105G SIAM medium paper	MS-105-SM	1150	540.00	5.00	Ton	2700.00
3	105G SIAM medium paper	MS-105-SM	1200	540.00	3.00	Ton	1620.00
4	105G SIAM medium paper	MS-105-SM	1250	540.00	20.00	Ton	10800.00
5	105G SIAM medium paper	MS-105-SM	1300	540.00	3.00	Ton	1620.00
6	105G SIAM medium paper	MS-105-SM	1400	540.00	12.00	Ton	6480.00
7	105G SIAM medium paper	MS-105-SM	2200	540.00	20.00	Ton	10800.00
8	105G SIAM medium paper	MS-105-SM	1690	540.00	52.00	Ton	28080.00
9	105G SIAM medium paper	MS-105-SM	1800	540.00	25.00	Ton	13500.00
10	105G SIAM medium paper	MS-105-SM	1900	540.00	50.00	Ton	27000.00
11	105G SIAM medium paper	MS-105-SM	2000	540.00	25.00	Ton	13500.00
12	105G SIAM medium paper	MS-105-SM	2100	540.00	5.00	Ton	2700.00

Total Weight：250.00Ton                                                                (USD) Total Amount： 135000.00

Special Instruction:	Port of Discharge：

ETD:	Port of Loading:

ETA: 2021-08-10	Payment Terms: LC

Tax:

Terms Conditions:

1.	Our receiving quantity is according to the actual weight we received. The quality acceptance is under the specification as provided by the seller.
2.	Oversea Vendors: The actual arrival date of the goods is at a '7-days preceding allowance' of the said ETA in this P.O.,with no further delay. The shipper is compulsory to fax the shipping advice to the buyer within 2 days of the actual shipment date.
3.	Reel width tolerance is within 0 to + 1/4" or 6.35mm.
4.	Substance(GSM) tolerance is within +/-3%.
5.	If pallet and / or sorting materials use conifer solid wood packing material, Fumigated certificate must required.
6.	If supplier accept with the purchase order, the supplier does not need to sign back by return. After confirmation on the delivery time, we shall charge 0.5% of total purchased amount per day in case of delay shipment. This will be deduce from the payment.

Note:

Please quote this P.O.Number is all related correspondences.

We reserve our right to ask a claim for compensation of any losses which are caused by the seller's defective goods.

Yee Woo Paper Industry (Shenzhen) Co., Ltd.

Buyer ：	Seller：